Exhibit 23.5

Consent of Independent Auditors

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 of Wilshire Bancorp, Inc. of our report dated April 24, 2013, relating to the audit of the consolidated financial statements of Saehan Bancorp and Subsidiary as of and for the two years ended December 31, 2012 and 2011, included herein, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
September 30, 2013